EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Fourth Quarter and the Fiscal Year Ended June 30, 2013

SUNNYVALE, Calif., Aug. 13, 2013 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2013.

The results for the fiscal fourth quarter ended June 30, 2013 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q4 FY2013	Q3 FY2013	Q4 FY 2012
Revenue	$ 77.2	$ 75.0	$ 94.3
Gross Margin	17.1%	7.0%	26.5%
Operating Income (Loss)	$ (2.9)	$ (13.1)	$ 7.7
Net Income (Loss)	$ (4.1)	$ (13.2)	$ 6.7
Earnings (Loss) Per Share - Diluted	$ (0.16)	$ (0.52)	$ 0.26

On a non-GAAP basis excluding the effect of the non-recurring inventory valuation charge and the equipment write-down taken during the prior quarter, and share-based compensation charges in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q4 FY2013	Q3 FY2013	Q4 FY 2012
Revenue	$ 77.2	$ 75.0	$ 94.3
Gross Margin	17.3%	17.6%	26.7%
Operating Income (Loss)	$ (1.6)	$ (1.6)	$ 9.2
Net Income (Loss)	$ (2.8)	$ (1.7)	$ 8.2
Earnings (Loss) Per Share - Diluted	$ (0.11)	$ (0.07)	$ 0.32

"I am very pleased that our revenue came in at the high end of our guidance range and that the recent product issue with an OEM customer has been fully resolved.  This is a clear demonstration of our execution and customer service," said Dr. Mike Chang, Chairman and Chief Executive Officer of the Company.

"Looking ahead, I am encouraged by the ramp in design wins in our targeted product areas. At the core of this success was our technology engine. For the calendar year 2012, our technology engine has enabled us to triple, over prior years, the rate of technology platform releases from which we are developing a stream of best in class products."

"As indicated in our guidance for the September 2013 quarter, the renewed strength in our technology, new products, and customer traction are indeed cementing our turn-around. I am looking forward to significant growth in revenue and profits in the coming years."

The results for the fiscal year ended June 30, 2013 were as follows:

  Revenue was $337.4 million, a decrease of 1.4% from $342.3 million for the prior year.

  GAAP gross margin was 19.1%, compared to 24.3% for the prior year. Non-GAAP gross margin was 21.6%, compared to 24.5% for the prior year.

  GAAP operating loss was $1.3 million, compared to operating income of $16.7 million for the prior year. Non-GAAP operating income was $13.8 million, compared to $22.7 million for the prior year.

  GAAP net loss was $5.6 million, compared to net income of $12.9 million for the prior year. Non-GAAP net income was $9.5 million, compared to $18.9 million for the prior year.

  GAAP diluted loss per share was $0.22 compared to diluted earnings per share of $0.50 for the prior year. Non-GAAP diluted earnings per share was $0.37 compared to $0.74 for the prior year.

Non-GAAP gross margin excludes share-based compensation expenses and non-recurring inventory valuation charge. Non-GAAP operating income, net income and diluted EPS exclude share-based compensation expenses, non-recurring inventory valuation charge, equipment write down, acquisition related costs and U.S. GAAP conversion costs. Reconciliations of non-GAAP financial measures to the U.S. GAAP amounts are set forth in the attached schedules.

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Fiscal Q1, 2014 Business Outlook

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $82 million and $86 million.

  GAAP gross margin is expected to be in the range of 20% plus or minus 1%.

  GAAP operating expense is expected to be in the range of $16 million to $17 million.

  Tax expense is expected to be in the range of $1 million to $1.3 million.

The above projections include estimated share-based compensation expense of $1.2 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2013 today, August 13, 2013 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, operating expenses, operating income, tax expenses, net income, share-based compensation expenses, expectation with respect to our ability and strategy to develop new products, grow our revenue and profitability and recover loss of market shares, our expectation with respect to releasing new technology platforms and obtaining design wins and other information under the section entitled "Fiscal Q1, 2014 Business Outlook". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 to be filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating income, net income and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses, non-recurring inventory write-down and impairment of long-lived assets that are non-cash charges as well as costs incurred for our conversion from IFRS to U.S. GAAP and acquisition. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smartphones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/.For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenue	$ 77,212	$ 75,015	$ 94,272	$ 337,436	$ 342,291
Cost of goods sold	63,999	69,770	69,251	272,851	259,126
Gross profit	13,213	5,245	25,021	64,585	83,165
Gross margin	17.1%	7.0%	26.5%	19.1%	24.3%

Operating expenses:
Research and development	7,158	6,876	7,618	27,833	30,630
Selling, general and administrative	8,937	8,917	9,656	35,473	35,800
Impairment of long-lived assets	--	2,557	--	2,557	--
Total operating expenses	16,095	18,350	17,274	65,863	66,430
Operating income (loss)	(2,882)	(13,105)	7,747	(1,278)	16,735

Interest income	17	22	20	76	105
Interest expense	(90)	(93)	(136)	(372)	(342)
Income (loss) before income taxes	(2,955)	(13,176)	7,631	(1,574)	16,498

Income tax expense (benefit)	1,107	(3)	931	4,001	3,581
Net income (loss)	$ (4,062)	$ (13,173)	$ 6,700	$ (5,575)	$ 12,917

Net income (loss) per share
Basic	$ (0.16)	$ (0.52)	$ 0.27	$ (0.22)	$ 0.52
Diluted	$ (0.16)	$ (0.52)	$ 0.26	$ (0.22)	$ 0.50

Weighted average number of common shares used to compute net income (loss) per share
Basic	25,596	25,467	24,890	25,348	24,656
Diluted	25,596	25,467	25,813	25,348	25,606

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 92,406	$ 82,166
Restricted cash	204	236
Accounts receivable, net	38,298	38,850
Inventories	68,339	65,778
Deferred income tax assets	3,030	2,789
Other current assets	3,578	3,962
Total current assets	205,855	193,781
Property, plant and equipment, net	138,111	158,543
Intangible assets, net	496	1,028
Goodwill	269	269
Deferred income tax assets	10,823	10,061
Other long-term assets	767	2,475
Total assets	$ 356,321	$ 366,157
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 3,821	$ 3,571
Accounts payable	31,738	35,646
Accrued liabilities	14,571	21,026
Income taxes payable	1,472	2,349
Deferred margin	622	366
Capital leases	1,267	961
Total current liabilities	53,491	63,919
Long term debt	13,571	16,429
Income taxes payable - long term	3,692	3,509
Deferred income tax liabilities	2,613	587
Capital leases - long term	195	1,085
Deferred rent	1,308	1,235
Total liabilities	74,870	86,764
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2013 and 2012	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 25,882 shares and 25,656 shares at June 30, 2013 and 25,167 shares and 24,938 shares at June 30, 2012	51	50
Treasury shares at cost; 226 shares at June 30, 2013 and 229 shares at June 30, 2012	(2,054)	(2,104)
Additional paid-in capital	168,352	160,602
Accumulated other comprehensive income	957	972
Retained earnings	114,145	119,873
Total shareholders' equity	281,451	279,393
Total liabilities and shareholders' equity	$ 356,321	$ 366,157

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

U.S. GAAP gross profit	$ 13,213	$ 5,245	$ 25,021	$ 64,585	$ 83,165

Share-based compensation:
Cost of goods sold	170	191	147	700	532
Non-recurring inventory write-down	--	7,734	--	7,734	--
Non-GAAP gross profit	$ 13,383	$ 13,170	$ 25,168	$ 73,019	$ 83,697
Non-GAAP gross margin	17.3%	17.6%	26.7%	21.6%	24.5%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (loss) to Non-GAAP Operating Income (loss)
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

U.S. GAAP operating income (loss)	$ (2,882)	$ (13,105)	$ 7,747	$ (1,278)	$ 16,735

Share-based compensation:
Cost of goods sold	170	191	147	700	532
Research and development	378	353	445	1,402	1,361
Selling, general and administrative	695	678	859	2,717	3,529
Total share-based compensation	1,243	1,222	1,451	4,819	5,422

Non-recurring inventory write-down	—	7,734	—	7,734	—
Impairment of long-lived assets	—	2,557	—	2,557	—
Acquisition cost	—	—	—	—	153
U.S. GAAP conversion costs included in
Selling, general and administrative	—	—	—	—	435

Non-GAAP operating income (loss)	$ (1,639)	$ (1,592)	$ 9,198	$ 13,832	$ 22,745

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (loss) to Non-GAAP Net Income (loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

U.S. GAAP net income (loss)	$ (4,062)	$ (13,173)	$ 6,700	$ (5,575)	$ 12,917

Share-based compensation:
Cost of goods sold	170	191	147	700	532
Research and development	378	353	445	1,402	1,361
Selling, general and administrative	695	678	859	2,717	3,529
Total share-based compensation	1,243	1,222	1,451	4,819	5,422

Non-recurring inventory write-down	—	7,734	—	7,734	—
Impairment of long-lived assets	—	2,557	—	2,557	—
Acquisition cost	—	—	—	—	153
U.S. GAAP conversion costs included in
Selling, general and administrative	—	—	—	—	435

Non-GAAP net income (loss)	$ (2,819)	$ (1,660)	$ 8,151	$ 9,535	$ 18,927

Non-GAAP diluted income (loss) per share	$ (0.11)	$ (0.07)	$ 0.32	$ 0.37	$ 0.74

Weighted-average number of common shares used to compute non-GAAP income (loss) per share
Diluted shares	25,596	25,467	25,813	26,112	25,606
CONTACT: Investor Relations
         So-Yeon Jeong
         investors@aosmd.com